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                                                                    EXHIBIT 10.6

                                 FIRST AMENDMENT



      THIS FIRST AMENDMENT dated as of August 14, 1998 (this "Amendment") amends the Credit Agreement dated as of June 5, 1998 (the "Credit Agreement") among ROY
F. WESTON, INC. (the "Company") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

      WHEREAS, the Company and the Bank have entered into the Credit Agreement; and

      WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:

I.        SECTION    Amendments. Effective on (and subject to the occurrence of)
the Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.4:

A. Addition of Definitions. Section 1.1 is amended by adding the following definitions of "Acquisition Loans" and "Loan Limit" in appropriate alphabetical sequence:

            Acquisition Loans means at any time the outstanding principal amount of all Loans which were used to consummate Permitted Acquisitions (as such principal amount is amortized from time to time) as agreed by the Company and the Bank in writing prior to or at the time of completion of any applicable Permitted Acquisition.

            Loan Limit means an amount equal to 125% of the cash and Cash Equivalent Investments pledged by the Company to the Bank and with respect to which the Bank has a first-priority perfected security interest.
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A.        Amendment to Section 2.1.1. Section 2.1.1 is amended by (a) deleting the word "and" between clauses (i) and (ii) of the proviso therein and (ii) replacing the period at the end thereof with a semi-colon followed by the following language:

      and (iii) the aggregate outstanding principal amount of all Loans (other than Acquisition Loans) shall not at any time exceed the Loan Limit.

A. Amendment to Section 6.2.1. Section 6.2.1 is amended by adding the following clause (b) thereto:

            (b) On any date on which the aggregate principal amount of all Loans (other than Acquisition Loans) exceeds the Loan Limit, the Company will make a prepayment of Loans in an amount equal to such excess (rounded upward, if necessary, to an integral multiple of $100,000).

A. Amendment to EBITDA Ratio. Section 10.6.2 is amended in its entirety to read as follows:

1. EBITDA Ratio. Not permit, as of the end of any Fiscal Quarter ending after December 31, 1998, the ratio of (a) the sum of (i) EBITDA for any period of four consecutive Fiscal Quarters plus (ii) all cash and Cash Equivalent Investments of the Company and its Subsidiaries as of the last day of such period plus (iii) all payments on leases (including Capital Leases) of the Company and its Subsidiaries during such period to (b) the sum, without duplication, of (i) principal payments on Indebtedness during such period plus
(ii) Interest Expense for such period plus (iii) all payments on leases (including Capital Leases) of the Company and its Subsidiaries during such period plus (iv) income tax expense for such period plus (v) Capital Expenditures for such period to be less than 1.5 to 1.

I.        SECTION   Representations and Warranties. The Company represents and warrants to the Bank that (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date (except to the extent such
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representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) have received all necessary governmental approval and
(iv) do not and will not contravene or conflict with any provision of law or of the charter, by-laws or other organizational documents of the Company or any Subsidiary or of any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding on the Company or any Subsidiary and
(c) the Amended Credit Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

I. SECTION Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Bank shall have received (a) a counterpart of this Amendment signed by Company and (b) a confirmation in the form of Exhibit A signed by the Company and each Guarantor.

I.        SECTION   Miscellaneous.

A. Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

A. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.
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A.        Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

A. Successors and Assigns. This Amendment shall be binding upon the Company and the Bank and their respective successors and assigns and shall inure to the benefit of the Company and the Bank and the respective successors and assigns of the Bank.

      Delivered at Chicago, Illinois, as of the day and year first above written.

                                   ROY F. WESTON, INC.


                                   By: /s/ William G. Mecaughey
                                       ----------------------------------------
                                   Title: Chief Financial Officer

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION


                                   By: /s/ Venita Fields
                                       ----------------------------------------
                                   Title: Sr. Vice President